EXHIBIT 2.3

ANDRES RUBIO FLORES	[Seal]
Attorney – Notary Public	ANDRES RUBIO FLORES
8th Notary’s Office of Santiago	EIGHTH NOTARY’S OFFICE
SANTIAGO - CHILE

Drafting Attorney: PAULINA RIQUELME

April 17, 2003	Entry No. 0596/2003

AMENDMENT TO A CONVENTION ENTERED INTO PURSUANT TO

FORMER CHAPTER XXVI IN TITLE I OF THE

COMPENDIUM OF FOREIGN EXCHANGE REGULATIONS OF

THE CENTRAL BANK OF CHILE

CENTRAL BANK OF CHILE

AND

THE BANK OF NEW YORK ET AL.

In Santiago, Chile, on April the seventeenth in the year two thousand three, the following individuals appear before me, ANDRES RUBIO FLORES, an Attorney and Notary Public for the Eighth Notary’s Office of Santiago, located at number three hundred eighty-three Miraflores street, twenty-ninth floor, suite two thousand nine hundred one: Mr. ESTEBAN MAXIMILIANO JADRESIC MARINOVIC, a Chilean national, married, an industrial civil engineer, holder of National Identification Document number eight million two hundred fifty-five thousand one hundred ninety-seven dash two, domiciled in the city of Santiago at number one thousand eighty Agustinas street, and herein acting, as will be evidenced below, in his capacity as Manager of the International Division of the CENTRAL BANK OF CHILE and on behalf of such entity, which is likewise domiciled at the aforementioned address, hereinafter the “BANK”; Mr. ANTONIO BLAZQUEZ DUBREUIL, a Chilean national, married, a commercial engineer, holder of National Identification Document number eight million seven hundred forty-one thousand eight hundred nineteen dash seven, domiciled for purposes hereof at number two thousand six hundred eighty-seven Andrés Bello Avenue, neighborhood of Las Condes, acting herein, as will be evidenced below, on behalf of CITIBANK N.A., hereinafter the “BANKING INSTITUTION”, a bank business entity domiciled at three hundred ninety-nine Park Avenue, New York, New York, United States of America, organized under the laws of the State of New York and, for purposes hereof, having the aforementioned registered address; Mr. SERGIO ORREGO FLORY, a Chilean national, married, an attorney, holder of National Identification Document number seven million fifty-one thousand seven hundred twenty-seven dash two, domiciled for purposes hereof at number two thousand seven hundred eleven Andrés Bello Avenue, sixteenth floor, neighborhood of Las Condes, acting herein, as will be evidenced below, on behalf of ‘THE BANK OF NEW YORK”, a bank business entity domiciled at one hundred eleven Barclay Street, New York, New York, United States of America, organized under the laws of the State of New York; and Mr. ANDRES DEL VALLE EITEL, a Chilean national, married, a commercial engineer, holder of National Identification Document number six million three hundred forty-six thousand nine hundred five dash K, domiciled for purposes hereof in the city of Santiago, at number nine hundred one Américo Vespucio Avenue South, neighborhood of Renca, acting herein, as will likewise be evidenced below, on behalf of LAN CHILE S.A. – formerly LINEA AEREA NACIONAL CHILE S.A. – a publicly traded corporation engaged in the business activities suggested by its name, domiciled at the aforementioned address, hereinafter the “RECEIVING ENTITY” for purposes of the Convention being amended hereunder. All of the aforementioned individuals being of legal age and evidencing their identity by means of the above-described identification documents, they state as follows:

ONE: Pursuant to a public instrument executed on November third, nineteen hundred ninety-seven before Mr. EDUARDO PINTO PERALTA, Notary Public for the Fourth Notary’s Office of Santiago, the BANK, the RECEIVING ENTITY and the BANKING INSTITUTION, as provided in article forty-seven of the Constitutional Organic Law of the Central Bank of Chile, contained in ARTICLE ONE of Law number eighteen thousand eight hundred forty, entered into a convention under Title I, Chapter Twenty-six, of the Compendium of Foreign Exchange Regulations, hereinafter the CONVENTION, for the purpose of establishing foreign exchange policies to govern an investment carried out under the aforementioned Chapter Twenty-six.

TWO: The individuals appearing before me hereby agree, each on behalf of his respective principal, to amend the public instrument described in Section One on the terms set forth in Section Three hereinbelow, taking into consideration the following documentation: a) Letter dated March the thirty-first, two thousand three, signed by CITIBANK, N.A., THE BANK OF NEW YORK and LAN CHILE S.A., requesting that the BANK agree to amend the CONVENTION with a view to setting down the changes described in Section Three; b) Letter number nine hundred eighty-eight from the Manager of the International Division of the Central Bank of Chile, dated April the eleventh, two thousand three, authorizing an amendment to the CONVENTION as indicated in the preceding Section, which amendment is to be set forth in a public instrument.

THREE: In view of the above, the BANK, the RECEIVING ENTITY and the BANKING INSTITUTION hereby amend the CONVENTION as follows: (i) Pursuant to a public instrument executed at this notary’s office on April the fourteenth, two thousand three, the BANKING INSTITUTION sold, assigned and transferred to THE BANK OF NEW YORK all of its rights and obligations as BANKING INSTITUTION under the CONVENTION; the BANK, the BANKING INSTITUTION and the RECEIVING ENTITY agree to grant their consent to such assignment and, consequently, amend the CONVENTION described in Section One of this instrument to the effect that, commencing on the date hereof, THE BANK OF NEW YORK shall be the BANKING INSTITUTION, having assumed, pursuant to the aforementioned public instrument dated April the fourteenth, two thousand three, all rights and obligations that the CONVENTION gives or imposes to entity labeled as BANKING INSTITUTION under the CONVENTION; and (ii) Banco Santander-Chile shall act as Custodial Bank, replacing Citibank N.A., Chile. Moreover, the individuals appearing before me agree that all amendments introduced to CHAPTER TWENTY-SIX prior to April the eighteenth, two thousand one shall be applicable to the CONVENTION, including the amendment set forth herein, commencing on the date hereof. Lastly, the parties declare that the CONVENTION described in Section One remains in effect other than as amended by the provisions set forth in the preceding paragraphs.

FOUR: All expenses, duties and taxes arising from the execution of this amendment to the CONVENTION shall be borne by the RECEIVING ENTITY, which undertakes to deliver to the Manager of the International Division of the BANK a notarized copy of this public instrument within a period of ten days from the execution hereof.

FIVE: For all legal and judicial purposes of this amendment to the CONVENTION, the parties establish domicile in the city of Santiago and submit to the jurisdiction of the courts of such city, specifically waiving their respective venues.

LEGAL CAPACITY: The power and authority of Mr. Esteban Maximiliano Jadresic Marinovic to act on behalf of the CENTRAL BANK OF CHILE is evidenced by Board Resolution number eight seven two dash zero two dash zero zero one one zero two, dated November the second, two thousand. The power and authority of Mr. Sergio Orrego Flory to act on behalf of THE BANK OF NEW YORK is evidenced by a special power of attorney granted on March the thirteenth, two thousand three in the city of New York, United States of America, which, having been duly authenticated, was recorded in the Santiago Notary’s Office of Mr. Andrés Rubio Flores on March the twenty-eighth, two thousand three. The power and authority of Mr. Antonio Blázquez Dubreuil to act on behalf of CITIBANK, N.A. is evidenced by a public instrument executed on September the eighth, nineteen hundred ninety-eight at the Santiago Notary’s Office of Mr. Humberto Santelices. The power and authority of Mr. Andrés del Valle Eitel to act on behalf of LAN CHILE S.A. is evidenced by a public instrument executed on March the twenty-eighth, two thousand three at the Santiago Notary’s Office of Mr. Cosme Gomila Gatica. None of the aforementioned evidence of legal capacity is inserted herein, by reason of its being known to the parties and to the authenticating notary and at the request thereof. The individuals appearing before me, having read this instrument, affix their respective signatures in witness thereof. I attest to the above. Esteban Maximiliano Jadresic Marinovic. Antonio Blázquez Dubreuil, who, in addition to signing, provides a right thumb fingerprint impression. Sergio Orrego Flory. Andrés del Valle Eitel, who, in addition to signing, provides a right thumb fingerprint impression. Andrés Rubio Flores. Notary.

IN ACCORDANCE WITH THE ORIGINAL. Santiago, April 22, 2003

/s/

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